UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
October 3, 2006

SIBLING ENTERTAINMENT GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York
(State or Other Jurisdiction of Incorporation)

333-60958 Commission File Number)	13-3963541 (IRS Employer Identification No.)

511 West 25th Street Suite 503 New York, New York 10001 (Address of Principal Executive Offices)	(212) 414-9600 (Telephone Number including Area Code)

Amici Ventures, Inc.
(Former Name or Former Address, if Changed Since Last Reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02        Unregistered Sales of Equity Securities

Since our last 8-K filing on June 6, 2006, through the filing date of this report, we sold 405,417 units (each unit consists of four shares and one warrant) at a price of $1.40 per unit or $567,583.40 in the aggregate, or 1,622,857.14 shares in the aggregate to fifteen (15) accredited investors. These units were sold pursuant to our “Series F” private placement of up to 1,428,575 units, or 5,714,300 million shares for an aggregate offering price of $1,999,999.40. Under the offering, each Unit consists of four (4) shares of its common stock $0.001 par value per share, and two (2) stock purchase warrants substantially (the “SERIES F-1 Warrant”), and two (2) stock purchase warrants (the “SERIES F-2 Warrant”). Each SERIES F-1 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $0.75 per share for a period of five (5) years commencing on the date of the acceptance of this Subscription Agreement by the Company and each SERIES F-2 Warrant entitles the holder thereof to purchase one share of the Company’s common stock at a price of $1.00 per share for a period of five (5) years commencing on the date of the acceptance of this Subscription Agreement by the Company.

In addition, we issued 125,000 shares in the aggregate to Venture Catalyst, Ltd. (“Ven Cat”) pursuant to our contract with Ven Cat, executed on March 15, 2006, to provide a variety of corporate services including introducing the Company to third party marketing companies, investment bankers and other corporate promotion companies in exchange for restricted Common Stock in the amount of 25,000 shares each month during the term of the contract. The contract covers the period March 15, 2006 to September 15, 2006. The expenses are recorded as compensation at the fair market value in each month (and on a pro-rata basis for the month of March) over the contract term at the price of $0.275 per share, or $41,250 in the aggregate, for the period of March 15, 2006 to September 15, 2006.

In addition, the Company entered into an agreement with Zbigniew Mania on June 14, 2006, to consult and assist the Company in structuring, operating and growing its business and with advisory and consulting services related to real estate, leasing and financial matters related to the DCT as reasonably requested by the Company in exchange for 100,000 shares of common stock and 150,000 Series G-1 warrants. The contract covers the period June 15, 2006 to June 14, 2007. The expenses are recorded as compensations at the fair value in equal amounts over each quarter at the price of $0.50 per share, or $4,167 per quarter ($47,917 in the aggregate), based upon the Black-Scholes pricing model (Each G-1 warrant will entitle the warrant holder to purchase one share of the Company’s common stock at a price of $0.55 per share for a period of three (3) three years.

In addition, since our last 8-K filing on June 6, 2006, Since June 30, 2006 the Company has sold 65 Units (each Unit consists two warrants for each $1.00 of the Convertible Debenture; one “Series H-2 Warrant” and one “Series H-3 Warrant”) at a price of $10,000 per Unit or $650,000 in the aggregate to fourteen accredited investors. The maximum of this offering was sold and the offering was terminated September 15, 2006.

We believe that the offer and sale of the foregoing units were exempt from the registration requirements of the Securities Act of 1933 by virtue of Sections 4(2) and 4(6) thereof and Regulation D as promulgated thereunder. The securities were offered and sold only to persons believed by us to be, and who represented to us in writing that they are, accredited investors as defined in Regulation D.

At the time of this filing, a total of 29,740,329.14 shares (inclusive of all the shares which are the subject of this report) are issued and outstanding.

Item 9.01.      Financial Statements and Exhibits.

(c) Exhibits.

-NONE-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2006	AMICI VENTURES, INC. By: /s/ James S. Cardwell James Cardwell, Chief Financial Officer and Director

EXHIBIT INDEX

Exhibit No.	Description

NONE